Innodata Reports First Quarter 2012 Results

NEW YORK – April 26, 2012 – INNODATA ISOGEN, INC. (NASDAQ: INOD) today reported results for the first quarter ended March 31, 2012.

•	Total revenue was a record $25.1 million in the first quarter of 2012, a 6% sequential increase from $23.7 million in the fourth quarter of 2011, and a 71% increase from $14.7 million in the first quarter of 2011. The increase is primarily attributable to higher revenue from eBook-related services for one of the Company’s significant clients and revenues from a new client in the Company’s recently launched Advanced Data Solutions (IADS) business.

•	Net earnings for the first quarter of 2012 were $3.4 million, or $0.13 per diluted share, compared to net earnings of $2.3 million, or $0.09 per diluted share, in the fourth quarter of 2011, and net earnings of $15,000, or less than $0.01 per diluted share in the first quarter of 2011. The growth in net earnings is primarily attributable to higher revenue, as well as an increase in gross margins from 27% in the first quarter of 2011 to 36% both in the first quarter of 2012 and the fourth quarter of 2011.

•	Cash, cash equivalents and investments increased to $23.0 million at March 31, 2012 from $17.2 million at December 31, 2011. As of March 31, 2012, the Company had no debt and stockholders’ equity was $45.8 million.

•	Capital expenditures in the first quarter were approximately $2.1 million, and were incurred primarily for new delivery centers in Asia, continued product development in the Company’s IADS business, and hardware, software and infrastructure upgrades. The Company anticipates that its new delivery centers in Asia will be sufficient to support approximately $25 million of additional annual revenue.

“We experienced higher than expected demand for our eBook services in the first quarter as platform owners continued to make significant investments in their digital inventories,” said Jack Abuhoff, the Company’s Chairman and CEO. “We will continue working to extend our eBook services capabilities to stay at the forefront of this market. We will also continue to invest in IADS where we see significant opportunities for more predictable and even growth. We are pleased that IADS has begun to contribute to revenues from pilot projects this quarter, and are enthusiastic about its progress.”

Abuhoff concluded, “Our $25.1 million in revenues during the first quarter exceeded our $21 million forecast because of stronger than expected demand. We anticipate that revenues in the second quarter of 2012 will also exceed $21 million but not to the same extent as in the first quarter.”

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-800-533-7954 (Domestic)

1-785-830-1924 (International)

1-888-203-1112 (Domestic Replay)

1-719-457-0820 (International Replay)

Pass code on both: 3164574

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

Innodata (NASDAQ: INOD) is a leading provider of business process, technology and consulting services, as well as products and solutions, that help our valued clients create, manage, use and distribute digital information. Propelled by a culture of quality, service and innovation, we have developed a client base that includes many of the world’s preeminent media, publishing and information services companies, as well as leading enterprises in information-intensive industries such as aerospace, defense, financial services, government, healthcare, high technology, insurance, intelligence, manufacturing and law.

Recent honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in the New York metro area, Innodata has offices and operations in the United States, the United Kingdom, Israel, India, Sri Lanka, and the Philippines.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely”, “optimistic” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations, and are subject to a number of risks and uncertainties, including without limitation, that our Innodata Advanced Data Solutions segment is subject to the risks and uncertainties of early-stage companies; the primarily at-will nature of the Company’s contracts with its Content Services segment customers and the ability of the customers to reduce, delay or cancel projects; continuing Content Services segment revenue concentration in a limited number of customers; continuing Content Services segment reliance on project-based work; inability to replace projects that are completed, cancelled or reduced; depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans which give rise to requirements for digital content and professional services in knowledge processing; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies that we acquire; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission. Actual results may differ significantly.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

Company Contact

Raj Jain

Vice President

Innodata Isogen, Inc.

rjain@innodata.com

(201) 371-8024

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INNODATA ISOGEN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended
	March 31,
	2012	2011
Revenues	$25,136	$14,701
Operating costs and expenses:
Direct operating expenses	16,105	10,673
Selling and administrative expenses	5,400	4,053
Interest income, net	(91)	(109)
Total	21,414	14,617
Income before provision for income taxes	3,722	84
Provision for income taxes	908	69
Net income	2,814	15
Loss attributable to non-controlling interests	618	—
Net income attributable to Innodata Isogen, Inc. and Subsidiaries	$3,432	$15
Income per share attributable to Innodata Isogen, Inc. and Subsidiaries:
Basic	$0.14	$—
Diluted	$0.13	$—
Weighted average shares outstanding:
Basic	24,459	25,155
Diluted	25,974	25,414
Other Comprehensive Income (Loss):
Net income attributable to Innodata Isogen, Inc. and Subsidiaries	$3,432	$15
Pension liability adjustment, net of taxes	8	9
Change in fair value of derivatives, net of taxes	693	(86)
Comprehensive income (loss) attributable to Innodata Isogen, Inc. and Subsidiaries	$4,133	$(62)

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INNODATA ISOGEN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$18,224	$11,389
Short term investments - other	4,805	5,828
Accounts receivable, net	19,083	21,706
Prepaid expenses and other current assets	2,521	2,984
Deferred income taxes	1,472	1,934
Total current assets	46,105	43,841
Property and equipment, net	8,793	7,430
Other assets	3,862	3,565
Deferred income taxes	3,685	3,886
Goodwill	675	675
Total assets	$63,120	$59,397
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,207	$5,873
Accrued salaries, wages and related benefits	6,578	6,596
Income and other taxes	2,848	2,576
Current portion of long term obligations	587	639
Deferred income taxes	10	9
Total current liabilities	15,230	15,693
Deferred income taxes	153	153
Income and other taxes - long term	—	—
Long term obligations	3,076	2,944
Non-controlling interests	(1,179)	(561)
STOCKHOLDERS' EQUITY	45,840	41,168
Total liabilities and stockholders’ equity	$63,120	$59,397

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